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                                                                    EXHIBIT 23.1


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2001 relating to the financial statements of ENSCO International Incorporated (ENSCO), which appears in ENSCO's Annual Report on Form 10-K/A for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
August 6, 2002